UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported)
October 19, 2020

Phreesia, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38977	20-2275479
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
432 Park Avenue South, 12th Floor
New York, New York 10016
(Address of principal executive offices and zip code)
(888) 654-7473
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PHR	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01Entry into a Material Definitive Agreement.
On October 20, 2020, Phreesia, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and William Blair & Company, L.L.C., as representatives of the underwriters listed in Schedule I thereto (the “Underwriters”), to issue and sell 5,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), in a public offering, at a price to the public of $32.00 per share, pursuant to a Registration Statement on form S-3 (File No. 333-249541) (the “Registration Statement”) and a related prospectus, including the related prospectus supplement, filed with the Securities and Exchange Commission (the “Offering”). In addition, the Company granted the Underwriters a 30-day option to purchase up to an additional 750,000 shares of Common Stock. The Company estimates that the net proceeds from the Offering will be approximately $151.6 million, or approximately $174.4 million if the Underwriters exercise in full their option to purchase the additional shares of Common Stock, after deducting underwriting discounts and estimated offering expenses. All of the shares in the offering are being sold by the Company. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the complete text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form
8-K and is incorporated herein by reference.
The Offering is expected to close on or about October 23, 2020, subject to customary closing conditions. A copy of the legal opinion of Goodwin Procter LLP relating to the legality of the Common Stock sold is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 8.01Other Events.
On October 19, the Company issued a press release announcing the Offering. On October 21, 2020, the Company issued a press release announcing the pricing of the Offering. Copies of these press releases are attached as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of October 20, 2020, by and among Phreesia, Inc. and J.P. Morgan Securities LLC and William Blair & Company, L.L.C., as representatives of the underwriters
5.1	Opinion of Goodwin Procter LLP
23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)
99.1	Press release issued by Phreesia, Inc. on October 19, 2020
99.2	Press release issued by Phreesia, Inc. on October 21, 2020

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2020	Phreesia, Inc.

	By:	/s/ Thomas Altier
	Name:	Thomas Altier
	Title:	Chief Financial Officer